UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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PENTAIR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pentair, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416
763 545 1730 Tel
763 656 5204 Fax

Date:	March 28, 2012

Re:	Merger Announcement

From:	Randy Hogan, Chairman & Chief Executive Officer

To:	Pentair Employees

We are pleased to share some exciting news with you.  This morning, we announced an agreement to combine Pentair and Tyco’s Flow Control business in a merger that will create a global growth leader with $7.7 billion in pro forma 2012 revenues with strong positions in flow control, filtration and equipment protection.  We expect this transforming transaction to accelerate and enhance our growth strategy and provide substantial benefits for our many stakeholders, including our employees.  It truly is an exciting day for Pentair.

For those of you who may not be familiar with Tyco Flow Control, it is a leading manufacturer of flow control products – it designs, manufactures, sells and services valves, pipes, fittings, automation and heat tracing products for process, oil and gas, power and mining markets as well as the water and wastewater market.  With 2011 revenues of $3.6 billion, the Tyco Flow Control business represents a complementary fit with Pentair’s technologies and solutions.

Compelling Strategic and Financial Rationale
Over Pentair’s 45-year history, we have successfully transformed our company’s portfolio and continuously improved our operating performance.  As you know, over the past few years we implemented our Global Business Unit (GBU) organizational structure and deepened and broadened the Pentair Integrated Management System (PIMS) to drive high levels of performance.  Building on our strong momentum, the combination with Tyco’s Flow Control business – which will increase our scale, expand our geographic reach and diversify our sectors served – will further enhance our ability to provide customers with solutions for the “new” new world, drive shareholder value, and create new opportunities for our employees.

The boards and senior leadership teams of Tyco and Pentair are very excited about this combination.  By joining forces with Tyco’s Flow Control business, we will be part of an even larger, dynamic global organization with a continued focus on growth.  The combined company will have greater earnings potential as well as financial flexibility with a stronger balance sheet.  Moreover, with a more efficient structure and the potential for significant synergies, we expect the combination to result in substantial value creation.

What Are Some of the Details?
The new combined company will be named Pentair and we will continue to be listed on the New York Stock Exchange under the ticker symbol “PNR.”  Pentair’s senior corporate leadership team – led by me as Chairman and CEO – will continue to guide the new company.  And, Pentair’s main U.S. offices will remain in Minneapolis, Minnesota.

As with many large transactions, a few changes are to be expected.  The new company will be incorporated in Switzerland, where Tyco is currently incorporated.  The Pentair Board of Directors will add two new directors to be designated by Tyco.  Together, we will have approximately 30,000 employees – essentially doubling the current size of Pentair – and a broader geographic footprint, with approximately 60 percent of sales outside North America and almost $2 billion of sales in fast-growth markets.

As you may know, Tyco, with 2011 sales of over $17 billion, is in the process of separating its three operating units, including the Flow Control Division, into separate public entities.  Pending the expected successful completion of the Tyco separation, as well as shareholder and regulatory approvals, we expect this transaction to close in the third quarter of 2012.

What Happens Next?
First, we are communicating the value we anticipate this combination will bring to our shareholders, employees, customers and other constituents.  Starting today there will be a number of scheduled events, including investor conference calls and various media and employee communications.  We encourage you to review this material.

Over the coming days and weeks we will be providing additional information through town hall meetings in various locations.  We will do our best to keep you informed, but if you have questions, please do not hesitate to contact your business and function leaders.

It is also important for all of us to remember that we must continue to operate as independent companies until the transaction closes.  Most importantly, we should maintain our focus on our business objectives and do everything we can to ensure we continue to deliver value to our customers, shareholders and fellow employees.

Integration Plans
As far as next steps, we are well along in creating a dedicated integration team – which we expect to be approximately 25 to 40 highly capable leaders from both “legacy” Pentair and the Tyco Flow leadership.  This team will be led by an integration leader who will report to me.  The primary focus of this group will be to ensure an efficient organizational structure, ensure process standardization and aggressively drive on-boarding and communication for the new Pentair organization.  Importantly, this merger represents an opportunity for the combined organization to embrace best-in-class processes, like PIMS.

More to Come…
I know many questions exist, and the communication process is just beginning.  There is a significant amount of information in the press release, investor presentation (which can be accessed after 7:15 a.m. Central time in the U.S. in the investor section of www.pentair.com) and also some important messages in my video – which you can access here:  http://announcements.pentair.com/SitePages/Home.aspx.  I hope you take the time to review these documents and video.  As you become more familiar with the transaction and the value we expect it to create I am sure you will share our excitement.

We look forward to providing more information as the process moves forward.  In the meantime, we appreciate your focus on your customers and the job at hand.  Let’s continue to ‘Win Right’ in everything we do.

Caution Concerning Forward-Looking Statements

This communication may contain certain statements about Pentair, Inc. (“Pentair”), Tyco Flow Control International Ltd. (“Tyco Flow”) and Tyco International Ltd. (“Tyco”) that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release may include statements about the expected effects on Pentair, Tyco Flow and Tyco of the proposed merger of Pentair and Tyco Flow (the “Merger”), the anticipated timing and benefits of the Merger,  Pentair’s and Tyco Flow’s anticipated standalone or combined financial results and all other statements in this document other than historical facts.  Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.  These statements are based on the current expectations of the management of Pentair, Tyco Flow and Tyco (as the case may be) and are subject to uncertainty and changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change.  Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Merger and other risks related to the completion of the Merger and actions related thereto; Pentair’s and Tyco’s ability to complete the Merger on anticipated terms and schedule, including the ability to obtain shareholder or regulatory approvals of the Merger and related transactions; risks relating to any unforeseen liabilities of Pentair or Tyco Flow; future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of Pentair’s or Tyco Flow’s operations; Pentair’s and Tyco Flow’s ability to integrate successfully after the Merger and achieve anticipated synergies; the effects of government regulation on Pentair’s or Tyco Flow’s businesses; the risk that disruptions from the transaction will harm Pentair’s or Tyco Flow’s business; Pentair’s, Tyco Flow’s and Tyco’s plans, objectives, expectations and intentions generally; and other factors detailed in Pentair’s and Tyco’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including their Annual Reports on Form 10-K under the caption “Risk Factors”.   Forward-looking statements included herein are made as of the date hereof, and none of Pentair, Tyco Flow or Tyco undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.  The Merger will be submitted to a vote of Pentair shareholders and the proposed distribution of Tyco Flow to Tyco shareholders will be submitted to a vote of Tyco shareholders.  In connection with the Merger, Tyco Flow will file a registration statement on Form S-4 with the SEC. Such registration statement will include a proxy statement of Pentair that also constitutes a prospectus of Tyco Flow, and will be sent to Pentair shareholders.  In addition, Tyco Flow will file with the SEC a Form 10 and Tyco will file a proxy statement with the SEC related to the proposed distribution of the Tyco Flow shares that will be sent to Tyco shareholders.  Shareholders of Pentair and Tyco are urged to read the proxy statements and other documents filed with the SEC when they become available because they will contain important information about Pentair, Tyco Flow, Tyco and the proposed transactions. Shareholders will be able to obtain copies of these documents (when they are available) and other documents filed with the SEC with respect to Pentair, Tyco Flow and Tyco free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Pentair upon written request to Investor Relations Department, Pentair, Inc., 5500 Wayzata Blvd., Suite 800, Minneapolis, MN, 55416, or by calling (763) 545-1730, or from Tyco or Tyco Flow upon written request to Investor Relations Department, Tyco International Ltd., 9 Roszel Road, Princeton, NJ, 08540, or by calling (609) 720-4200.

Participants in the Solicitation

Pentair and Tyco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pentair may be found in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 21, 2012 and definitive proxy statement relating to its 2012 annual meeting of shareholders filed with the SEC on March 9, 2012. Information about the directors and executive officers of Tyco may be found in its Annual Report on Form 10-K for the year ended September 30, 2011 filed with the SEC on November 16, 2011 and definitive proxy statement relating to its 2012 annual general meeting of shareholders filed with the SEC on January 13, 2012. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statements when it becomes available.